Exhibit 99.1

ITT Reports Strong 2019 Fourth-Quarter and Full-Year Results

Provides 2020 Guidance

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 21, 2020--ITT Inc. (NYSE: ITT) today reported 2019 fourth-quarter and full-year financial results that reflected continued strong operational execution and share gain strategies in key global markets. The company also provided 2020 guidance.

2019 FOURTH-QUARTER PERFORMANCE

Revenue	Segment OI Margin	EPS
+6%	+90 bps	+32%
Organic Revenue	Adj Segment OI Margin	Adj EPS
+4%	+130 bps	+21%

2019 FULL-YEAR PERFORMANCE

Revenue	Segment OI Margin	EPS	Operating Cash Flow
+4%	+20 bps	-3%	-4%
Organic Revenue	Adj Segment OI Margin	Adj EPS	Adj Free Cash Flow
+4.5%	+90 bps	+18%	+3%
*Performance relative to comparable three and twelve months ended December 31, 2018.
For reconciliations of GAAP to Non-GAAP measures, refer to the section of this release titled Key Performance Indicators and Non-GAAP Measures.
Q4 HIGHLIGHTS
  Total Revenue $719M; Segment OI Margins 14.9%; EPS $0.75
  Organic Revenue $705M; Adj Segment OI Margins 15.4%; Adj EPS $0.99
    Friction OEM Outperforms1 Global Auto by 1,600 bps in Q4 & 1,100 bps in 2019
    Margin Expansion of +70 bps or Better at Each Segment
2019 HIGHLIGHTS
  Total Revenue $2.85B; Segment OI Margins 15.2%; EPS $3.65
  Organic Revenue $2.87M; Adj Segment OI Margins 16.0%; Adj EPS $3.81
    95% Adj Free Cash Flow Conversion
    $118 Million in Strategic Acquisitions & $94 Million Returned to Shareholders

“I am very proud of the hard work that ITTers delivered each and every day, that produced record 2019 revenue of $2.85 billion and record adjusted EPS of $3.81. By focusing on creating value for our customers, implementing productivity improvements, and making accretive organic and inorganic investments, we delivered strong results across multiple performance metrics in an increasingly challenging global environment. Additionally, in 2019 we returned $94 million to our valued shareholders,” said ITT Chief Executive Officer and President, Luca Savi. “Now we must carry this positive momentum into a more uncertain 2020 by focusing on the needs of our customers, seizing opportunities for growth, and continuing to drive operational improvements everywhere.”

1 Based on recognized auto industry data as of February 14, 2020

Fourth-Quarter 2019 Results

Revenue and Orders

The company delivered fourth-quarter revenue of $719 million, a 6 percent increase that included $24 million from the strategic acquisitions of Rheinhütte Pumpen (Rheinhütte) and Matrix Composites (Matrix) and unfavorable foreign exchange of $10 million. Organic revenue (defined as total revenue excluding foreign exchange, acquisitions and divestitures) improved 4 percent, driven by 5 percent growth in transportation, 4 percent growth in industrial, and 1 percent growth in oil and gas. Organic orders, which exclude a 3-point benefit from acquisitions and a 1-point unfavorable impact from foreign exchange, were flat as strength in transportation and pump project awards, was offset by a decline in short-cycle industrial demand.

Segment Operating Income

Segment operating income increased 13 percent to $107 million and generated a margin of 14.9 percent, which included higher acquisition-related costs. Adjusted segment operating income grew 16 percent to $111 million and delivered a 130 basis point improvement in margin to 15.4 percent. The operating income growth was driven by volume leverage and favorable mix, significant benefits from manufacturing and supply chain productivity, cost containment actions and our strategic acquisitions. These gains were partially offset by higher commodity costs, strategic investments, and unfavorable foreign exchange.

Earnings Per Share

Fourth-quarter EPS and Adjusted EPS grew 32 and 21 percent, respectively, primarily due to strong segment operating income growth, a reduction in corporate costs, and lower non-operating expenses. Adjusted EPS of $0.99 cents expanded 26 percent on a constant currency basis.

Full-Year 2019 Results

Revenue

The company delivered 2019 revenue of $2.85 billion, a 4 percent increase that included $54 million of revenue from our strategic acquisitions of Rheinhütte and Matrix and an unfavorable foreign exchange impact of $76 million. Organic revenue increased 4.5 percent, driven by the strength of our diversified portfolio as our industrial businesses grew 8 percent, oil and gas grew 7 percent, and transportation grew 3 percent.

Segment Operating Income

Segment operating income increased 5 percent to $432 million and generated a margin of 15.2 percent, despite higher acquisition-related costs and restructuring charges. Adjusted segment operating income grew 10 percent to $457 million, and adjusted margins expanded 90 basis points to 16.0 percent. The operating income growth was driven by increased volume from strength in pump projects, Friction OEM share gains, and growth in rail, as well as continued manufacturing and supply chain productivity, cost containment actions, and strategic acquisitions. These gains were partially offset by higher commodity costs and tariffs, strategic investments, and unfavorable foreign exchange.

Earnings Per Share

Full-year EPS declined to $3.65, compared to $3.75 in 2018, driven by a prior year gain of $38 million on the sale of a former operating location and a prior year favorable deferred tax valuation adjustment, partially offset by a favorable year-over-year net asbestos benefit of $25 million due to our effective insurance recovery strategies. Adjusted EPS grew 18 percent to $3.81, reflecting strong adjusted segment operating income growth, a reduction in corporate costs, lower interest and non-operating expenses, and a favorable tax rate.

Fourth-Quarter 2019 Business Segment Results

Motion Technologies

  Total revenue increased 4 percent to $304 million, including a 3-point unfavorable impact from foreign exchange. Organic revenue increased 7 percent, resulting from Friction OEM growth that outpaced the global market by 1,600 basis points2 with significant outperformance in China, Europe, and North America, as well as growth in rail with particular strength in Europe. These improvements were partially offset by weakness in the Wolverine business.
  Operating income decreased 2 percent to $47 million due to a prior year favorable legal settlement. Adjusted operating income increased 12 percent to $47 million, primarily reflecting volume leverage and favorable mix as well as productivity and supply chain improvements, and savings from restructuring actions, partially offset by higher commodity costs, strategic investments, and unfavorable foreign exchange.

Industrial Process

  Total revenue increased 11 percent to $255 million, including an 8-point benefit from our strategic acquisition of Rheinhütte and a 1-point unfavorable impact from foreign exchange. Organic revenue increased 4 percent reflecting strong pump project growth of 13 percent, driven by chemical and industrial activity. The short-cycle portion of our business grew 1 percent due to an increase in service activity and baseline pump strength that was partially offset by a decline in industrial valves.
  Operating income increased 26 percent to $34 million and adjusted operating income increased 32 percent to $36 million, driven by volume, improved project execution, manufacturing and supply chain productivity, savings from restructuring actions, and our Rheinhütte acquisition, which was partially offset by higher commodity costs, strategic investments, and unfavorable foreign exchange.

Connect and Control Technologies

  Total revenue increased 1 percent to $161 million, including a 3-point benefit from our strategic acquisition of Matrix. Organic revenue decreased 2 percent driven by a 3 percent decline in aerospace and defense due to strong prior year program activity in rotorcraft and defense components, as well as a 3 percent decline in industrial due to weakness in connectors, partially offset by 17 percent growth in oil and gas.
  Operating income increased 29 percent to $26 million, which included a benefit from a prior year legal accrual of $5 million. Adjusted segment operating income increased 6 percent to $28 million, driven by benefits from manufacturing and supply chain productivity, savings from restructuring actions, and our strategic acquisition of Matrix, partially offset by lower volume and an increase in commodity costs.

2 Based on recognized auto industry data as of February 14, 2020

2020 Guidance

The company’s 2020 operational guidance, excluding the potential first-quarter impacts of the novel coronavirus, is as follows: Flat total revenue with a range of down 2 percent to up 2 percent; Adjusted segment margin expansion of 110 bps with a range of up 70 bps to up 150 bps; and Adjusted EPS of $4.00 per share, with a range of $3.90 to $4.10 per share, representing midpoint growth of 5%.

However, the company’s 2020 guidance, including our current estimate of the potential first-quarter impacts of the novel coronavirus, is now projected as: Total revenue down 1 percent with a range of down 3 percent to up 1 percent; Adjusted segment margin expansion of 80 bps with a range of up 50 bps to up 110 bps; and Adjusted EPS of $3.87 per share, with a wider range of $3.72 to $4.02 per share to reflect the increasing uncertainty from the novel coronavirus.

In addition, the company plans to continue to return capital to shareholders in 2020 by increasing its quarterly dividend, for an eighth straight year, by 15 percent to $0.169 per share.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9 a.m. ET to review performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's website: www.itt.com/investors. A replay of the webcast will be available for 90 days following the presentation. A replay will also be available telephonically from two hours after the webcast until Friday, March 6, 2020, at midnight. For a reconciliation of GAAP to non-GAAP results, please refer to www.itt.com/investors or click here. All references to EPS are defined as diluted earnings per share from continuing operations.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.

Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:

  uncertainties regarding our exposure to pending and future asbestos claims and related liabilities and insurance recoveries;
  uncertain global economic and capital markets conditions, including trade disputes between the U.S. and its trading partners;
  risks due to our operations and sales outside the U.S. and in emerging markets;
  fluctuations in foreign currency exchange rates;
  uncertainty surrounding the impact of the recent 2019 novel coronavirus outbreak;
  fluctuations in customers’ levels of capital investment and maintenance expenditures, especially in the oil and gas, chemical, and mining markets, or changes in our customers’ anticipated production schedules, such as the shifts in production of Boeing’s 737 Max;
  failure to compete successfully in our markets;
  the extent to which there are quality problems with respect to manufacturing processes or finished goods;
  failure to integrate acquired businesses or achieve expected benefits from such acquisitions;
  risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;
  volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
  failure to manage the distribution of products and services effectively;
  loss of or decrease in sales from our most significant customer;
  fluctuations in our effective tax rate;
  failure to retain existing senior management, engineering and other key personnel and attract and retain new qualified personnel;
  failure to protect our intellectual property rights or violations of the intellectual property rights of others;
  the risk of material business interruptions, particularly at our manufacturing facilities;
  the risk of cybersecurity breaches;
  changes in laws relating to the use and transfer of personal and other information;
  failure of portfolio management strategies, including revenue growth and cost-saving initiatives, to meet expectations;
  changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;
  failure to comply with the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, export controls and trade sanctions, including recently announced tariffs;
  risk of product liability claims and litigation; and
  risk of liabilities from past divestitures and spin-offs.

More information on factors that could cause actual results or events to differ materially from those anticipated is included in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2019 (particularly under the caption “Risk Factors”), our Quarterly Reports on Form 10-Q and in other documents we file from time to time with the SEC.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
	Three Months		Twelve Months
For the Periods Ended December 31	2019	2018	2019	2018
Revenue	$719.1	$678.4	$2,846.4	$2,745.1
Costs of revenue	491.1	467.9	1,936.3	1,857.9
Gross profit	228.0	210.5	910.1	887.2
General and administrative expenses	66.6	62.5	254.1	259.1
Sales and marketing expenses	41.4	40.5	165.9	168.2
Research and development expenses	24.8	23.7	97.9	98.4
Loss (gain) on sale or disposal of long-lived assets	1.3	(0.2)	1.0	(40.7)
Asbestos-related cost (benefit), net	11.6	15.4	(20.2)	4.9
Operating income	82.3	68.6	411.4	397.3
Interest and non-operating (income) expenses, net	(1.7)	2.3	(3.0)	6.3
Income from continuing operations before income tax expense	84.0	66.3	414.4	391.0
Income tax expense	16.8	15.3	89.9	57.7
Income from continuing operations	67.2	51.0	324.5	333.3
Income from discontinued operations, net of tax	1.9	1.3	1.7	1.3
Net income	69.1	52.3	326.2	334.6
Less: Income attributable to noncontrolling interests	0.7	0.4	1.1	0.9
Net income attributable to ITT Inc.	$68.4	$51.9	$325.1	$333.7
Amounts attributable to ITT Inc.:
Income from continuing operations, net of tax	$66.5	$50.6	$323.4	$332.4
Income from discontinued operations, net of tax	1.9	1.3	1.7	1.3
Net income attributable to ITT Inc.	$68.4	$51.9	$325.1	$333.7
Earnings per share attributable to ITT Inc.:
Basic:
Continuing operations	$0.76	$0.58	$3.69	$3.79
Net income	$0.78	$0.59	$3.71	$3.81
Diluted:
Continuing operations	$0.75	$0.57	$3.65	$3.75
Net income	$0.77	$0.58	$3.67	$3.76

Weighted average common shares – basic	87.7	87.6	87.7	87.7
Weighted average common shares – diluted	88.6	88.7	88.6	88.7

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$612.1	$561.2
Receivables, net	578.4	540.0
Inventories, net	392.9	380.5
Other current assets	153.4	163.4
Total current assets	1,736.8	1,645.1
Plant, property and equipment, net	531.5	518.8
Goodwill	927.2	875.9
Other intangible assets, net	138.0	136.1
Asbestos-related assets	319.6	309.6
Deferred income taxes	138.1	164.5
Other non-current assets	316.5	196.8
Total non-current assets	2,370.9	2,201.7
Total assets	$4,107.7	$3,846.8
Liabilities and Shareholders’ Equity
Current liabilities:
Commercial paper and current maturities of long-term debt	$86.5	$116.2
Accounts payable	332.4	339.2
Accrued liabilities	430.8	416.7
Total current liabilities	849.7	872.1
Asbestos-related liabilities	731.6	775.1
Postretirement benefits	213.9	208.2
Other non-current liabilities	234.7	166.5
Total non-current liabilities	1,180.2	1,149.8
Total liabilities	2,029.9	2,021.9
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 87.8 shares and 87.6 shares, respectively	87.8	87.6
Retained earnings	2,372.4	2,110.3
Total accumulated other comprehensive loss	(385.3)	(375.5)
Total ITT Inc. shareholders’ equity	2,074.9	1,822.4
Noncontrolling interests	2.9	2.5
Total shareholders’ equity	2,077.8	1,824.9
Total liabilities and shareholders’ equity	$4,107.7	$3,846.8

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)
For the Twelve Months Ended December 31	2019	2018
Operating Activities
Income from continuing operations attributable to ITT Inc.	$323.4	$332.4
Adjustments to income from continuing operations:
Depreciation and amortization	113.4	109.4
Equity-based compensation	15.7	21.6
Loss (gain) on sale of long-lived assets	1.0	(40.7)
Asbestos-related (benefit) expense, net	(20.2)	4.9
Deferred income tax expense (benefit)	30.9	(14.7)
Other non-cash charges, net	38.8	13.8
Asbestos-related payments, net	(21.6)	(40.8)
Contributions to postretirement plans	(22.9)	(11.2)
Changes in assets and liabilities:
Change in receivables	(40.6)	(2.7)
Change in inventories	(0.6)	(13.3)
Change in contract assets	2.7	19.1
Change in contract liabilities	(5.1)	0.1
Change in accounts payable	(1.9)	(4.2)
Change in accrued expenses	(14.7)	5.7
Change in income taxes	(9.6)	14.4
Other, net	(31.0)	(22.0)
Net Cash – Operating activities	357.7	371.8
Investing Activities
Capital expenditures	(91.4)	(95.5)
Proceeds from sale of long-lived assets	0.9	43.2
Acquisitions, net of cash acquired	(113.1)	—
Other, net	0.2	—
Net Cash – Investing activities	(203.4)	(52.3)
Financing Activities
Commercial paper, net repayments	(27.2)	(44.5)
Short-term revolving loans, borrowings	—	246.5
Short-term revolving loans, repayments	—	(233.8)
Long-term debt, issued	8.1	3.2
Long-term debt, repayments	(3.2)	(2.7)
Repurchase of common stock	(41.4)	(56.1)
Dividends paid	(52.1)	(47.3)
Proceeds from issuance of common stock	14.9	5.8
Other, net	(0.6)	0.1
Net Cash – Financing activities	(101.5)	(128.8)
Exchange rate effects on cash and cash equivalents	(3.0)	(15.3)
Net Cash – Operating activities of discontinued operations	0.9	(4.2)
Net change in cash and cash equivalents	50.7	171.2
Cash and cash equivalents – beginning of year (includes restricted cash of $1.0 and $1.2, respectively)	562.2	391.0
Cash and cash equivalents – end of period (includes restricted cash of $0.8 and $1.0, respectively)	$612.9	$562.2
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$2.5	$3.3
Income taxes, net of refunds received	$63.4	$53.5

Key Performance Indicators and Non-GAAP Measures
Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, adjusted free cash flow, and backlog, some of which are non-GAAP. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.
Organic Revenues and Organic Orders are defined as revenue and orders, excluding the impacts of foreign currency fluctuations, acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for presentation as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers.
Adjusted Operating Income and Adjusted Segment Operating Income are defined as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, asbestos-related impacts, restructuring, realignment, certain acquisition-related impacts, and unusual or infrequent operating items. Special items represent significant charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin, Adjusted Segment Operating Margin, and Adjusted Segment Operating Margin Guidance are defined as adjusted operating income or adjusted segment operating income divided by revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating perfomance in relation to our competitors.
Adjusted Income from Continuing Operations, Adjusted EPS and Adjusted EPS Guidance are defined as income from continuing operations attributable to ITT Inc. and income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related impacts, restructuring, realignment, pension settlement and curtailment impacts, certain acquisition-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent significant charges or credits, on an after-tax basis, that impact current results which management views as unrelated to the Company's ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. We believe that adjusted income from continuing operations is useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.
Adjusted Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, adjusted for cash payments for restructuring costs, realignment actions, net asbestos cash flows and other significant items that impact current results which management views as unrelated to the Company's ongoing operations and performance. Due to other financial obligations and commitments, including asbestos, the entire adjusted free cash flow may not be available for discretionary purposes. Adjusted free cash flow conversion is defined as adjusted free cash flow divided by adjusted income from continuing operations. We believe that adjusted free cash flow and adjusted free cash flow conversion provide useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.
Working Capital is defined as the sum of net receivables, net inventory and current contract assets less accounts payable and current contract liabilities. We believe that working capital provides useful information to investors as it provides insight into both a company's operational efficiency and its short-term financial health.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Fourth Quarter 2019 & 2018
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			$ Change	% Change	Acquisition / Divestitures	FX Impact	Revenue / Orders	$ Change	% Change
	Q4 2019	Q4 2018	2019 vs. 2018	2019 vs. 2018	Q4 2019	Q4 2019	Q4 2019	Adj. 2019 vs. 2018	Adj. 2019 vs. 2018

Revenue
ITT Inc.	$719.1	$678.4	$40.7	6.0%	$24.0	$(9.6)	$704.7	$26.3	3.9%

Motion Technologies	304.4	291.3	13.1	4.5%	-	(7.0)	311.4	20.1	6.9%
Industrial Process	255.2	229.1	26.1	11.4%	18.6	(2.1)	238.7	9.6	4.2%
Connect & Control Technologies	160.8	158.6	2.2	1.4%	5.4	(0.5)	155.9	(2.7)	(1.7%)

Orders
ITT Inc.	$679.4	$666.8	$12.6	1.9%	$20.6	$(9.9)	$668.7	$1.9	0.3%

Motion Technologies	298.2	283.9	14.3	5.0%	-	(6.9)	305.1	21.2	7.5%
Industrial Process	220.2	212.9	7.3	3.4%	14.9	(2.6)	207.9	(5.0)	(2.3%)
Connect & Control Technologies	161.5	170.5	(9.0)	(5.3%)	5.7	(0.4)	156.2	(14.3)	(8.4%)

Note: Excludes intercompany eliminations Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Fourth Quarter 2019 & 2018
(In Millions)

	Q4 2019	Q4 2019		Q4 2019	Q4 2018	Q4 2018		Q4 2018	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2019 vs. 2018		As Adjusted 2019 vs. 2018

Revenue:
Motion Technologies	$304.4			$304.4	$291.3			$291.3	4.5%		4.5%
Industrial Process	255.2			255.2	229.1			229.1	11.4%		11.4%
Connect & Control Technologies	160.8			160.8	158.6			158.6	1.4%		1.4%
Intersegment eliminations	(1.3)			(1.3)	(0.6)			(0.6)
Total Revenue	$719.1			$719.1	$678.4			$678.4	6.0%		6.0%

Operating Margin:
Motion Technologies	15.3%	10	BP	15.4%	16.3%	(180)	BP	14.5%	(100)	BP	90	BP
Industrial Process	13.5%	70	BP	14.2%	12.0%	-	BP	12.0%	150	BP	220	BP
Connect & Control Technologies	16.2%	90	BP	17.1%	12.7%	370	BP	16.4%	350	BP	70	BP
Total Operating Segments	14.9%	50	BP	15.4%	14.0%	10	BP	14.1%	90	BP	130	BP

Income (loss):
Motion Technologies	$46.5	$0.5		$47.0	$47.5	$(5.4)		$42.1	(2.1%)		11.6%
Industrial Process	34.5	1.8		36.3	27.4	0.1		27.5	25.9%		32.0%
Connect & Control Technologies	26.1	1.4		27.5	20.2	5.8		26.0	29.2%		5.8%
Total Segment Operating Income	$107.1	$3.7		$110.8	$95.1	$0.5		$95.6	12.6%		15.9%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent items including certain legal matters.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter 2019 & 2018
(In Millions, except per share amounts)

	Q4 2019			Q4 2019	Q4 2018			Q4 2018	2019 vs. 2018	2019 vs. 2018
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	Non-GAAP Adjustments		As Adjusted	As Adjusted ($)	As Adjusted (%)

Segment Operating Income	$107.1	$3.7	#A	$110.8	$95.1	$0.5	#A	$95.6
Corporate (Expense)	(24.8)	16.3	#B	(8.5)	(26.5)	16.0	#B	(10.5)
Operating Income	82.3	20.0		102.3	68.6	16.5		85.1

Interest Income (Expense)	1.0	-		1.0	(0.8)	1.9	#C	1.1
Other Income (Expense)	0.7	-		0.7	(1.5)	0.3	#D	(1.2)
Income from Continuing Operations before Tax	84.0	20.0		104.0	66.3	18.7		85.0

Income Tax (Expense)	(16.8)	0.9	#E	(15.9)	(15.3)	3.7	#E	(11.6)
Income from Continuing Operations	67.2	20.9		88.1	51.0	22.4		73.4

Less: Non Controlling Interest	0.7	-		0.7	0.4	-		0.4
Income from Continuing Operations - ITT Inc.	$66.5	$20.9		$87.4	$50.6	$22.4		$73.0

EPS from Continuing Operations	$0.75	$0.24		$0.99	$0.57	$0.25		$0.82	$0.17	20.7%

Note: Amounts may not calculate due to rounding.

#A	- 2019 includes restructuring costs ($1.8M), acquisition related costs ($1.7M) and other legal costs ($0.2M).
#A	- 2018 includes restructuring costs ($1.5M), acquisition related costs ($0.2M) and a legal accrual ($5.0M) offset by income ($6.2M) related to the settlement of a patent infringement case.

#B	- 2019 includes realignment and other costs ($4.7M), and asbestos related expense ($11.6M).
#B	- 2018 includes restructuring and realignment costs ($1.1M), asbestos related expense ($15.4M) and other income primarily from the sale of excess property ($0.5M).
Note: ($15.4M) net asbestos related expense includes favorable settlement agreements ($1.9M) offset by remeasurement cost adjustment ($2.8M), and asbestos related expense to maintain 10 year accrual ($14.5M).

#C	- 2018 Interest expense related to a change in uncertain tax position and prior year tax audit refund.

#D	- 2018 Other income includes net pension settlement costs related to the Industrial Process segment.

#E	- 2019 includes various tax-related special items including tax expense for valuation allowance change ($6.0M), tax expense on future distribution of foreign earnings ($2.2M), tax benefit for return to accrual adjustment ($4.5M), and the tax impact of other operating special items.
#E	- 2018 includes various tax-related special items including tax expense for valuation allowance change ($1.4M), tax benefit on future distribution of foreign earnings ($3.0M), tax expense for audit settlements ($2.3M), and the tax impact of other operating special items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Order Growth
Full Year 2019 & 2018
(In Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			$ Change	% Change	Acquisition / Divestitures	FX Impact	Revenue / Orders	$ Change	% Change
	FY 2019	FY 2018	2019 vs. 2018	2019 vs. 2018	FY 2019	FY 2019	FY 2019	Adj. 2019 vs. 2018	Adj. 2019 vs. 2018

Revenue
ITT Inc.	$2,846.4	$2,745.1	$101.3	3.7%	$54.5	$(76.4)	$2,868.3	$123.2	4.5%

Motion Technologies	1,241.8	1,274.1	(32.3)	(2.5%)	-	(57.4)	1,299.2	25.1	2.0%
Industrial Process	943.8	827.1	116.7	14.1%	44.9	(13.5)	912.4	85.3	10.3%
Connect & Control Technologies	663.9	646.6	17.3	2.7%	9.6	(5.6)	659.9	13.3	2.1%

Orders
ITT Inc.	$2,813.2	$2,891.9	$(78.7)	(2.7%)	$53.6	$(81.9)	$2,841.5	$(50.4)	(1.7%)

Motion Technologies	1,250.6	1,295.6	(45.0)	(3.5%)	-	(60.6)	1,311.2	15.6	1.2%
Industrial Process	886.8	902.1	(15.3)	(1.7%)	42.6	(15.3)	859.5	(42.6)	(4.7%)
Connect & Control Technologies	678.9	696.3	(17.4)	(2.5%)	11.0	(6.0)	673.9	(22.4)	(3.2%)

Note: Excludes intercompany eliminations Immaterial differences due to rounding

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Operating Margin
Full Year 2019 & 2018
(In Millions)

	FY 2019	FY 2019		FY 2019	FY 2018	FY 2018		FY 2018	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2019 vs. 2018		As Adjusted 2019 vs. 2018

Revenue:
Motion Technologies	$1,241.8			$1,241.8	$1,274.1			$1,274.1	(2.5%)		(2.5%)
Industrial Process	943.8			943.8	827.1			827.1	14.1%		14.1%
Connect & Control Technologies	663.9			663.9	646.6			646.6	2.7%		2.7%
Intersegment eliminations	(3.1)			(3.1)	(2.7)			(2.7)
Total Revenue	$2,846.4			$2,846.4	$2,745.1			$2,745.1	3.7%		3.7%

Operating Margin:
Motion Technologies	17.4%	50	BP	17.9%	17.5%	(30)	BP	17.2%	(10)	BP	70	BP
Industrial Process	11.1%	160	BP	12.7%	11.1%	-	BP	11.1%	-	BP	160	BP
Connect & Control Technologies	16.8%	50	BP	17.3%	14.9%	110	BP	16.0%	190	BP	130	BP
Total Operating Segments	15.2%	80	BP	16.0%	15.0%	10	BP	15.1%	20	BP	90	BP

Income (loss):
Motion Technologies	$216.1	$6.2		$222.3	$223.4	$(4.3)		$219.1	(3.3%)		1.5%
Industrial Process	104.7	14.7		119.4	91.4	0.1		91.5	14.6%		30.5%
Connect & Control Technologies	111.5	3.5		115.0	96.5	7.1		103.6	15.5%		11.0%
Total Segment Operating Income	$432.3	$24.4		$456.7	$411.3	$2.9		$414.2	5.1%		10.3%

Note: Immaterial differences due to rounding.

Special items include, but are not limited to, restructuring and realignment costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent items including certain legal matters.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2019 & 2018
(In Millions, except per share amounts)

	FY 2019			FY 2019	FY 2018			FY 2018	2019 vs. 2018	2019 vs. 2018
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	Non-GAAP Adjustments		As Adjusted	As Adjusted ($)	As Adjusted (%)

Segment Operating Income	$432.3	$24.4	#A	$456.7	$411.3	$2.9	#A	$414.2
Corporate (Expense)	(20.9)	(14.9)	#B	(35.8)	(14.0)	(32.9)	#B	(46.9)
Operating Income	411.4	9.5		420.9	397.3	(30.0)		367.3

Interest Income (Expense)	4.1	-		4.1	(0.4)	0.7	#C	0.3
Other Income (Expense)	(1.1)	-		(1.1)	(5.9)	1.7	#D	(4.2)
Income from Continuing Operations before Tax	414.4	9.5		423.9	391.0	(27.6)		363.4

Income Tax (Expense)	(89.9)	4.4	#E	(85.5)	(57.7)	(17.9)	#E	(75.6)
Income from Continuing Operations	324.5	13.9		338.4	333.3	(45.5)		287.8

Less: Non Controlling Interest	1.1	-		1.1	0.9	-		0.9
Income from Continuing Operations - ITT Inc.	$323.4	$13.9		$337.3	$332.4	$(45.5)		$286.9

EPS from Continuing Operations	$3.65	$0.16		$3.81	$3.75	$(0.52)		$3.23	$0.58	18.0%

Note: Amounts may not calculate due to rounding.

#A	- 2019 includes restructuring and realignment costs ($13.1M), acquisition related costs ($8.7M), legal accrual ($1.6M) and other costs ($1.0M).
#A	- 2018 includes restructuring costs ($4.5M), legal accrual ($5.0M) offset by income ($6.2M) related to the settlement of a patent infringement case, and acquisition related income ($0.4M).

#B	- 2019 includes restructuring and realignment and other net costs ($5.3M) and asbestos related benefit ($20.2M).
Note: ($20.2M) net asbestos related benefit includes remeasurement income ($68.1M), offset by asbestos related expense to maintain 10 year accrual ($47.9M).
#B	- 2018 includes restructuring and realignment costs ($1.1M), income from a legacy environmental settlement ($0.4M), certain income from the sale of excess property ($38.5M) and asbestos related expense ($4.9M).
Note: ($4.9M) net asbestos related expense includes favorable settlement agreements ($58.9M) offset by remeasurement cost ($10.0M), and asbestos related expense to maintain 10 year accrual ($53.8M).

#C	- 2018 interest expense related to a change in uncertain tax position and prior year tax audit refund.

#D	- 2018 other income includes net pension settlement costs related to the Industrial Process segment.

#E	- 2019 includes various tax-related special items including tax expense for valuation allowance change ($4.7M), tax expense on future distribution of foreign earnings ($7.3M), tax benefit for return to accrual adjustment ($5.0M), and the tax impact of other operating special items.
#E	- 2018 includes various tax-related special items including a tax benefit on future distribution of foreign earnings ($2.6M), tax benefit for valuation allowance change ($23.7M), tax benefit for change in uncertain tax positions ($4.0M), and the tax impact of other operating special items.

ITT Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Adjusted Free Cash Flow Conversion
Full Year 2019 & 2018
(In Millions)

	FY 2019	FY 2018

Net Cash - Operating Activities	$357.7	$371.8

Capital expenditures	91.4	95.5

Free Cash Flow	266.3	276.3

Legal settlements, net	6.4	-
Insurance settlement agreement, net	-	(16.9)
Asbestos cash payments, net	21.6	40.8
Restructuring cash payments	11.7	8.2
Acquisition / Realignment-related cash payments	5.9	0.5
Discretionary Pension Contributions, net of tax	6.9	-

Adjusted Free Cash Flow	318.8	308.9

Income from Continuing Operations - ITT Inc.	323.4	332.4

Special Items, net of tax	13.9	(45.5)

Income from Continuing Operations - ITT Inc., Excluding
Special Items	$337.3	$286.9

Adjusted Free Cash Flow Conversion	94.5%	107.7%

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2020

	2020 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$1.66	$2.27
Estimated Asbestos Related Costs including Settlement, Net of Tax	0.21	0.06
	$1.87	$2.33

Pension Settlement, Net of Tax(a)	1.58	1.46

Estimated Restructuring and Realignment Costs, Net of Tax	0.27	0.23

EPS from Continuing Operations - Adjusted	$3.72	$4.02

(a) Represents a settlement charge in conjunction with an anticipated transfer of our US qualified pension plan to an insurance company.

Contacts

Investors:
Emmanuel Caprais
+1 914-641-2030
Emmanuel.Caprais@itt.com

Media:
Lisa Wolfe
+1 914-641-2103
Lisa.Wolfe@itt.com